Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ZEDGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-3199071
(State of Incorporation)	(I.R.S. Employer Identification No.)

22 Cortlandt Street (14th Floor)

New York, NY 10007

(330) 577-3424

(Address of Principal Executive Offices, Including Zip Code and Telephone Number)

Zedge, Inc. 2016 Stock Option and Incentive Plan

Zedge Holdings, Inc. 2008 Omnibus Stock Incentive Plan, as amended and restated on November 1, 2011

(Full Title of the Plan)

Jonathan Reich

Chief Financial Officer

Zedge, Inc.

22 Cortlandt Street (14th Floor)

New York, NY 10007

(330) 577-3424

(Name, Address, including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Dov T. Schwell, Esq.

Schwell Wimpfheimer & Associates LLP

1430 Broadway, Suite 1615

New York, NY 10018

(646) 328-0795

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Class B Common Stock, par value $.01 per share	191,000	(2)	$4.15	(3)	$792,650	(3)	$79.82
Class B Common Stock, par value $.01 per share	1,514,860	(4)	$4.15	(3)	$6,286,669	(3)	$633.07
Total	1,705,860				$7,079,319		$712.89

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares being registered shall be adjusted to include such additional indeterminate number of shares as may be issuable pursuant to the anti-dilution provisions of the Zedge, Inc. 2016 Stock Option and Incentive Plan (the “SOP”). In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)	Represents shares of Class B Common Stock reserved for issuance pursuant to the SOP.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, and based upon the average of the high and low reported prices of the shares of the Class B Common Stock of the Registrant (“Class B Common Stock”) on the NYSE MKT on July 19, 2016.

(4)	Represents options to purchase shares of Class B Common Stock currently outstanding under the Zedge Holdings, Inc. (prior name of the Company) 2008 Omnibus Stock Incentive Plan, as amended and restated on November 1, 2011 (the “2008 Plan”)

PART I

SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Zedge, Inc. 2016 Stock Option and Incentive Plan (the “SOP”) and Zedge Holdings, Inc. (prior name of the Company) 2008 Omnibus Stock Incentive Plan, as amended and restated on November 1, 2011 (the “2008 Plan”) as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act (§230.428(b)(1)). Such documents need not be filed with the Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 (§230.424). These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. See Rule 428(a)(1) (§230.428(a)(1)).

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Registrant, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Registration Statement on Form 10, filed with the Commission on March 8, 2016 (the “Form 10”);

(b)	Amendment No. 1 to the Form 10, filed with the Commission on April 25, 2016;

(c)	Post-Effective Amendment No. 1 to the Form 10, filed with the Commission on May 20, 2016;

(d)	Post-Effective Amendment No. 2 to the Form 10, filed with the Commission on June 1, 2016;

(e)	The Registrant’s Registration Statement on Form 8-A, filed with the Commission on May 20, 2016 (the “Form 8-A”);

(f)	Amendment No. 1 to the Form 8-A, filed with the Commission on June 1, 2016; and

(g)	The description of the Class B common stock, par value $.01 per share (the “Class B Common Stock”), of the Registrant set forth under Item 11 in the Post-Effective Amendment No. 2 to the Form 10, filed with the Commission on June 1, 2016 including any amendment or report filed for the purpose of updating such information.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

The Registrant’s Certificate of Incorporation provides that, no director shall be personally liable to the Corporation or any of its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit and that any alteration, amendment or repeal of this section by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such alteration, amendment or repeal with respect to acts or omissions occurring prior to such alteration, amendment or repeal.

The Registrant’s By-Laws provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The By-laws further provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

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Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1

Zedge, Inc.’s 2016 Stock Option and Incentive Plan (incorporated by reference to the Registrant’s Post-Effective Amendment No. 2 to its Registration Statement filed on Form 10, filed with the Commission on June 1, 2016).

4.2	Zedge Holdings, Inc. 2008 Omnibus Stock Incentive Plan, as amended and restated on November 1, 2011 (incorporated by reference to the Registrant’s Post-Effective Amendment No. 1 to its Registration Statement filed on Form 10, filed with the Commission on May 20, 2016).

* 5.1	Legal Opinion of Schwell Wimpfheimer and Associates LLP.

* 23.1	Consent of Schwell Wimpfheimer and Associates LLP (included in Exhibit 5.1 hereto).

* 23.2	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included in the Signature Pages to this Registration Statement).

*	Filed herewith

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 20, 2016.

ZEDGE, INC.

By:	/s/ Jonathan Reich
Jonathan Reich
Chief Financial Officer

The undersigned directors and officers hereby constitute and appoint Jonathan Reich, with full power to act and with full power of substitution and resubstitution, our true and lawful attorney-in-fact with full power to execute in our name in the capacities indicated any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Form S-8 that are filed pursuant to the requirements of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm that all such attorneys-in fact, or either of them, or their substitutes shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-8 Registration Statement has been signed by the following persons in the capacities indicated as of July 20, 2016.

Signature	Titles

/s/ Tom Arnoy	Chief Executive Officer
Tom Arnoy	(Principal Executive Officer)

/s/ Jonathan Reich	Chief Financial Officer
Jonathan Reich	(Principal Financial Officer and Principal Accounting Officer)

/s/ Marie Therese Carney
Marie Therese Carney	Director

/s/ Mark Ghermezian
Mark Ghermezian	Director

/s/ Stephen Greenberg
Stephen Greenberg	Director

/s/ Howard S. Jonas
Howard S. Jonas	Director

/s/ Michael Jonas
Michael Jonas	Director

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EXHIBIT INDEX

Exhibit No.	Description

4.1

Zedge, Inc.’s 2016 Stock Option and Incentive Plan (incorporated by reference to the Registrant’s Post-Effective Amendment No. 2 to its Registration Statement filed on Form 10, filed with the Commission on June 1, 2016).

4.2	Zedge Holdings, Inc. 2008 Omnibus Stock Incentive Plan, as amended and restated on November 1, 2011 (incorporated by reference to the Registrant’s Post-Effective Amendment No. 1 to its Registration Statement filed on Form 10, filed with the Commission on May 20, 2016).

* 5.1	Legal Opinion of Schwell Wimpfheimer and Associates LLP.

* 23.1	Consent of Schwell Wimpfheimer and Associates LLP (included in Exhibit 5.1 hereto).

* 23.2	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included in the Signature Pages to this Registration Statement).

*	Filed herewith

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